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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                USG Corporation
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                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                 STOCKHOLDER PROPOSAL ON SHAREHOLDER RIGHTS PLAN
                                BY-LAW AMENDMENT




Hakatak Enterprises, Inc. has submitted a proposal that seeks shareholder approval of a by-law amendment requiring the redemption or cancellation of the Corporation's existing Shareholder Rights Plan and preventing the adoption of a new Rights Plan without shareholder approval.

The Staff of the Division of Corporation Finance of the Securities and Exchange Commission (SEC) has very recently determined that there was some basis for an issuer's view that such issuer could omit such a "mandatory" proposal as an improper subject for stockholder action under Delaware law, citing the SEC's Rule 14a-8(i)(1), titled "Improper under state law", which states that a shareholder proposal may be omitted "[i]f the proposal is not a proper subject for shareholder action under the laws of the jurisdiction of the company's organization."

Novell, Inc. provided the SEC with an opinion of Delaware counsel that concluded, among other things, that a shareholder proposal substantially similar to that before USG Corporation violates Delaware law. In seeking to exclude the proposal, Novell's California counsel cited the Delaware counsel's opinion and the following specific grounds:

1. Delaware law gives the board of directors the exclusive authority to manage the company and this authority cannot be delegated to stockholders.

2. The proposed by-law violates the fundamental principle of Delaware law that questions concerning the adoption, use or redemption of a rights plan are within the exclusive province of a board of directors.

3. The proposal violates Delaware law because it purports to require the expenditure of corporate funds to redeem the existing rights.

Accordingly, the Staff stated that it would not recommend enforcement to the SEC if the proposal was omitted from the issuer's proxy statement. Attached is a copy of the correspondence on the SEC "no action" letter discussed above.